Exhibit 99.1

                                Contact:     William E. Keslar
                                        Don H. Herring
                                        (412) 433-6870


FOR IMMEDIATE RELEASE
---------------------
                     USX CORPORATION REPORTS FOURTH QUARTER
                 AND FULL YEAR MARATHON GROUP FINANCIAL RESULTS
        PITTSBURGH, January 25, 1996 -- USX-Marathon Group (NYSE:MRO) recorded a net loss for the fourth quarter of 1995 of $366 million, or $1.28 per share. Results included an unfavorable effect of adopting Statement of Financial Accounting Standards (SFAS) No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,"an extraordinary loss on the early retirement of USX debt, a favorable inventory market valuation adjustment and a favorable adjustment related to federal income taxes. The net unfavorable estimated aftertax effect of these items was $391 million.
       Net income in the fourth quarter of 1994 was $37 million, or 12 cents per share. Results included a net $22 million favorable estimated aftertax effect of a number of special items, mainly tax provision-related.
       The Marathon Group recorded a total year 1995 net loss of $88 million, or 33 cents per share, which included the unfavorable effect of adopting SFAS No. 121 and an extraordinary loss on the early retirement of USX debt, partially offset by favorable adjustments related to federal income taxes, the inventory market valuation reserve and certain environmental remediation recoveries. The net unfavorable estimated aftertax effect of these items was $317 million.

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

        For the year 1994, the Marathon Group had net income of $321 million, or $1.10 per share, which included a number of special items having a combined favorable estimated aftertax effect of $226 million.
       Noncash pretax charges totaling $659 million ($419 million aftertax) were recorded in the fourth quarter of 1995 for the adoption of SFAS No. 121. This standard requires that long-lived assets and associated goodwill be written down to fair value if the book value exceeds estimated future undiscounted cash flows. The impairments are primarily related to certain domestic and international production properties and the Indianapolis refinery which was temporarily idled in late 1993.
        The Marathon Group had operating income, excluding the SFAS No. 121 impairment charges and the inventory market valuation adjustment, of $98 million in the fourth quarter and $694 million for the year 1995, compared with $83 million in the fourth quarter of 1994 and $424 million for the year 1994.
       Worldwide exploration and production had operating income of $104 million in the fourth quarter of 1995 and $480 million for the year 1995, compared with $61 million in the fourth quarter of 1994 and $210 million for the year 1994. Total year 1994 included employee-related reorganization expenses of $27 million, partially offset by favorable settlements relating to various state tax issues totaling $12 million.
        USX Corporation Board Chairman Thomas J. Usher commented, "Upstream's volumes of crude oil and natural gas rose significantly, both domestically and internationally, from 1994." Fourth quarter liquid hydrocarbon production improved by nearly 21,000 barrels per day (bpd) from fourth quarter 1994 levels, while natural gas volumes improved by
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

95 million cubic feet per day (mmcfd). For the year, liquid hydrocarbon volumes increased by more than 32,000 bpd, or 19 percent, while natural gas volumes increased by 158 mmcfd, or 16 percent, over 1994 levels. Usher continued, "Our upstream organization also benefited from cost reduction programs and improvements in worldwide liquid hydrocarbon and international natural gas prices."
        On a barrel-of-oil equivalent basis, Marathon replaced 82 percent of its 1995 worldwide oil and gas production and 141 percent of domestic production. Including dispositions, Marathon replaced 70 percent of worldwide production and 122 percent of domestic production, reflecting, in part, the sale of the company's Illinois Basin operation.
        Domestic upstream had operating income of $66 million in the fourth quarter of 1995 and $306 million for the year, compared with $32 million in the fourth quarter of 1994 and $151 million for the year.
        Domestic production for the year 1995 was up 21,200 bpd for liquids and 60 mmcfd for gas. These improvements primarily reflected production from two new Gulf of Mexico platforms -- Ewing Bank 873 and South Pass 87D -- and increased output from the Indian Basin Field in southeastern New Mexico.
        During 1995, Marathon and its partners successfully delineated a hydrocarbon accumulation in the Green Canyon Block 244 area having estimated reserves in the main reservoir of over 200 million barrels of oil equivalent. Marathon has a 33.3 percent interest in this accumulation, which was included in 1995 reserve additions. In the fourth quarter, Marathon also completed a 100 percent interest discovery in the East Texas
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Cotton Valley Reef Trend, which is now producing at a rate in excess of
34 mmcfd.
        International upstream had operating income of $38 million in the fourth quarter of 1995 and $174 million for the year, compared with $29 million in the fourth quarter of 1994 and $59 million for the year.
        During the year 1995, overseas liftings reflected gains of 10,900 bpd, while natural gas sales increased 98 mmcfd over 1994. These improvements primarily reflected increased liftings from East Brae in the U.K. North Sea, start-up of the KRA/KG project offshore Indonesia and improved gas sales in the United Kingdom. In December, a Heads of Agreement was signed to sell Marathon's production interest in the Kakap block, which includes the KRA/KG project. Negotiations are ongoing to conclude this sale.
        Successful overseas exploration activity in 1995 included discoveries in Gabon and Egypt. In addition, appraisal wells were successfully tested in Ireland and Egypt.
        Operating income for downstream operations was $17 million in the fourth quarter of 1995 and $298 million for the year 1995, compared with $38 million in the fourth quarter of 1994 and $287 million for the year 1994. Total year 1995 results included a $15 million favorable adjustment for expected environmental remediation recoveries, while total year 1994 results included employee-related reorganization expenses of $14 million.
       Usher commented, "Results from our refining, marketing and transportation operations reflected record annual refined product sales volumes through Marathon Brand and Emro Marketing Company retail

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operations.  However, low product margins had a negative effect on downstream operating results for both the quarter and the year."
        While other income for the year 1995 of $23 million included no significant items, other income of $177 million for the year 1994 primarily resulted from gains on the disposal of assets.
       The year 1995 provision for estimated income taxes included a $37 million credit related to the recognition of U.S. income tax benefits for foreign tax payments. This favorable impact results from USX's election to credit, rather than deduct, foreign income taxes for U.S. federal income tax purposes in 1995 and certain prior years. In addition, total year 1995 interest and other financial costs included a $17 million reduction for interest on expected refunds of federal income taxes paid in prior years.



                                  * * * * * * *


        Statement of operations and supplemental statistics for the Marathon Group and consolidated statement of operations for USX Corporation are attached.

                        MARATHON GROUP OF USX CORPORATION
                       STATEMENT OF OPERATIONS (Unaudited)
                                                Fourth Quarter       Year
                                                    Ended           Ended
                                                 December 31     December 31
(Dollars in millions, except per share data)     1995    1994    1995     1994
--------------------------------------------------------------------------------
SALES                                           $3,514  $3,408 $13,871  $12,757

OPERATING COSTS:
 Cost of sales (excludes items shown below)      2,387   2,287   9,011    8,405
 Inventory market valuation credits                (35)     (2)    (70)    (160)
 Selling, general and administrative
  expenses                                          71      76     297      313
 Depreciation, depletion and amortization          194     196     817      721
 Taxes other than income taxes                     707     714   2,903    2,737
 Exploration expenses                               57      52     149      157
 Impairment of long-lived assets                   659       -     659        -
                                                ------  ------  ------   ------
   Total operating costs                         4,040   3,323  13,766   12,173
                                                ------  ------  ------   ------

OPERATING INCOME (LOSS)                           (526)     85     105      584

Other income                                         7      11      23      177
Interest and other financial income                  7       6      31       15
Interest and other financial costs                 (91)    (91)   (349)    (300)
                                                 ------  ------  ------   ------

INCOME (LOSS) BEFORE INCOME TAXES AND
 EXTRAORDINARY LOSS                               (603)     11    (190)     476
Less provision (credit) for estimated income
 taxes                                            (238)    (26)   (107)     155
                                                ------  ------  ------   ------

INCOME (LOSS) BEFORE EXTRAORDINARY LOSS           (365)     37     (83)     321
Extraordinary loss on extinguishment of debt,
 net of income tax                                  (1)      -      (5)       -
                                                 ------  ------  ------   ------

NET INCOME (LOSS)                                 (366)     37     (88)     321
Dividends on preferred stock                         -      (2)     (4)      (6)
                                                 ------  ------  ------   ------

NET INCOME (LOSS) APPLICABLE TO MARATHON STOCK   $(366)     $35   $(92)    $315
                                                 ======  ======  ======   ======
MARATHON STOCK DATA:
 Income (loss) per share - primary and fully
  diluted:
   Income (loss) before extraordinary loss      $(1.27)   $.12   $(.31)   $1.10
   Extraordinary loss                             (.01)      -    (.02)       -
   Net income (loss)                             (1.28)    .12    (.33)    1.10

 Dividends paid per share                          .17     .17     .68      .68

 Weighted average shares, in thousands:
 - Primary                                     287,398 287,132 287,271  286,722
 - Fully diluted                               287,398 287,136 287,271  286,725

The statement of operations of the Marathon Group includes the results of operations for the businesses of Marathon Oil Company and certain other subsidiaries of USX and a portion of USX's net financial costs, general and administrative costs and income taxes attributed to the three groups in accordance with USX's accounting and tax allocation policies. This statement should be read in connection with the consolidated statement of operations of USX.

                        MARATHON GROUP OF USX CORPORATION
                             SUPPLEMENTAL STATISTICS
                        ---------------------------------
                                 ($ in Millions)
                                                Fourth Quarter       Year
                                                    Ended           Ended
                                                 December 31     December 31
                                                -------------   -------------
                                                 1995    1994    1995     1994
                                                 ----    ----    ----     ----
OPERATING INCOME (LOSS)
 Exploration & Production
   Domestic                                        $66     $32    $306     $151
   International                                    38      29     174       59
 Refining, Marketing & Transportation.              17      38     298      287
 Gas Gathering & Processing                          2       1       2        -
 Administrative                                    (25)    (17)    (86)     (73)
                                                ------  ------  ------   ------
                                                  $ 98    $ 83    $694     $424
 Inventory Market Val. Res. Adjustment              35       2      70      160
 Impairment of Long-Lived Assets                  (659)      -    (659)       -
                                                 ------  ------  ------   ------
Total Marathon Group                             $(526)    $85    $105     $584

CAPITAL EXPENDITURES                              $233    $289    $642     $753

OPERATING STATISTICS
Net Liquid Hydrocarbon Production (a):
 Domestic                                        131.1   115.5   131.9    110.7
 International                                    70.4    65.3    72.6     61.7
                                                ------  ------  ------   ------
   Worldwide                                     201.5   180.8   204.5    172.4

Net Natural Gas Production (b):
 Domestic                                        633.6   601.7   634.1    574.2
 International - Equity                          503.2   487.6   462.9    399.9
 International - Other (c)                        47.6       -    35.1        -
                                               ------- ------- -------   ------
   Worldwide                                   1,184.4 1,089.3 1,132.1    974.1

Average Equity Sales Prices:
 Liquid Hydrocarbons (per Bbl)
   Domestic                                     $14.38  $13.98  $14.59   $13.53
   International                                 16.53   16.13   16.66    15.61
 Natural Gas (per Mcf)
   Domestic                                      $1.65   $1.72   $1.63    $1.94
   International                                  1.70    1.83    1.80     1.58

Natural Gas Sales (b) (d):
   Domestic                                      961.6   885.1   977.0    834.1
   International                                 550.8   487.6   498.0    399.9
                                               ------- ------- -------  -------
   Worldwide                                   1,512.4 1,372.7 1,475.0  1,234.0

Crude Oil Refined (a)                            474.0   453.9   502.5    490.5
Refined Products Sold (a)                        789.5   782.3   747.0    743.1


------------

  (a) Thousands of barrels per day
  (b) Millions of cubic feet per day
  (c) Represents gas acquired for injection and subsequent resale
  (d) Represents equity, royalty and trading volumes

                    USX CORPORATION AND SUBSIDIARY COMPANIES
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
                                                Fourth Quarter       Year
                                                    Ended           Ended
                                                 December 31     December 31
(Dollars in millions)                            1995    1994    1995     1994
--------------------------------------------------------------------------------
SALES                                           $5,369  $5,173 $20,922  $19,330

OPERATING COSTS:
 Cost of sales (excludes items shown below)      4,027   3,787  15,103   14,186
 Inventory market valuation credits                (35)     (2)    (70)    (160)
 Selling, general and administrative
  expenses                                          46      53     187      221
 Depreciation, depletion and amortization          278     279   1,160    1,065
 Taxes other than income taxes                     757     770   3,120    2,963
 Exploration expenses                               57      52     149      157
 Restructuring charges (credits)                     -       -      (6)      37
 Impairment of long-lived assets                   675       -     675        -
                                                ------  ------  ------   ------
 Total operating costs                           5,805   4,939  20,318   18,469
                                                ------  ------  ------   ------

OPERATING INCOME (LOSS)                           (436)    234     604      861

Other income                                        30      39     128      261
Interest and other financial income                 11       9      38       24
Interest and other financial costs                (126)   (131)   (501)    (461)
                                                ------  ------  ------   ------
INCOME (LOSS) BEFORE INCOME TAXES AND
 EXTRAORDINARY LOSS                               (521)    151     269      685
Less provision (credit) for estimated income
 taxes                                            (219)     23      48      184
                                                ------  ------  ------   ------

INCOME (LOSS) BEFORE EXTRAORDINARY LOSS           (302)    128     221      501
Extraordinary loss on extinguishment of debt,
 net of income tax                                  (2)      -      (7)       -
                                                ------  ------  ------   ------

NET INCOME (LOSS)                                 (304)    128     214      501
Dividends on preferred stock                        (5)     (8)    (28)     (31)
                                                ------  ------  ------   ------

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKS    $(309)   $120    $186     $470
                                                ======  ======  ======   ======

The following common share data is an integral part of this financial statement.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
                          COMMON SHARE DATA (Unaudited)
                                                Fourth Quarter       Year
                                                    Ended           Ended
                                                 December 31     December 31
(Dollars in millions, except per share data)     1995    1994    1995     1994
--------------------------------------------------------------------------------
APPLICABLE TO MARATHON STOCK:
 Income (loss) before extraordinary loss         $(365)    $35    $(87)    $315
 --Per share - primary and fully diluted         (1.27)    .12    (.31)    1.10

 Extraordinary loss, net of income tax              (1)      -      (5)       -
 -- Per share - primary and fully diluted         (.01)      -    (.02)       -

 Net income (loss)                                (366)     35     (92)     315
 --Per share - primary and fully diluted         (1.28)    .12    (.33)    1.10

 Dividends paid per share                          .17     .17     .68      .68

 Weighted average shares, in thousands:
 - Primary                                     287,398 287,132 287,271  286,722
 - Fully diluted                               287,398 287,136 287,271  286,725

APPLICABLE TO STEEL STOCK:
 Income before extraordinary loss                  $57     $84    $279     $176
 --Per share - primary                             .68    1.11    3.53     2.35
          - fully diluted                          .68    1.05    3.43     2.33

 Extraordinary loss, net of income tax              (1)      -      (2)       -
 --Per share - primary and fully diluted          (.01)      -    (.02)       -

 Net income                                         56      84     277      176
 --Per share - primary                             .67    1.11    3.51     2.35
          - fully diluted                          .67    1.05    3.41     2.33

 Dividends paid per share                          .25     .25    1.00     1.00

 Weighted average shares, in thousands:
 - Primary                                      82,820  75,887  79,088   75,184
 - Fully diluted                                84,779  86,807  89,438   78,624

APPLICABLE TO OUTSTANDING DELHI STOCK:
 Income (loss) before extraordinary loss          $1.6     $.9    $1.4   $(20.9)
 --Per share - primary and fully diluted           .17     .09     .15    (2.22)

 Extraordinary loss, net of income tax             (.1)      -     (.3)       -
 --Per share - primary and fully diluted          (.01)      -    (.03)       -

 Net income (loss)                                 1.5      .9     1.1    (20.9)
 --Per share - primary and fully diluted           .16     .09     .12    (2.22)

 Dividends paid per share                          .05     .05     .20      .20

 Weighted average shares, in thousands:
 - Primary and fully diluted                     9,447   9,438   9,442    9,407